CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of Mariner Health Group, Inc. on Form S-8 (Nos. 33-67628, 33-77762, 33-78880,
33-99642,  and  333-2780),  Form S-3 (File No.  333-3314) and Form S-4 (File No.
333-4266) of our report dated May 30, 1996 on our audits of the financial statements of Mariner Health Group, Inc. and Subsidiaries as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, which report is included in this Form 8-K.



Boston, Massachusetts                             /s/ Coopers & Lybrand L.L.P.
June 11, 1996